UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: February 8, 2016
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[X ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Senior Secured Notes due 2018

On February 8, 2016, A.M. Castle & Co. (the “Company”) issued $148,422,000 aggregate principal amount of 12.75% Senior Secured Notes due 2018 (the “New Notes”) in connection with the early settlement of its previously-announced, private exchange offer and consent solicitation (the “Exchange Offer”) to certain eligible holders to exchange a like amount of New Notes for their 12.75% Senior Secured Notes due 2016 (the “Existing Notes”). The New Notes were issued pursuant to an indenture, dated as of February 8, 2016 (the “New Indenture”), among the Company, certain subsidiaries of the Company (the “Note Guarantors”), and U.S. Bank National Association, as trustee and as collateral agent. The Company did not receive any cash proceeds in connection with the Exchange Offer and issuance of the New Notes.

The New Notes issued in exchange for the Existing Notes have substantially the same terms as the Existing Notes (before giving effect to the Proposed Amendments discussed below), except for the following principal differences: (i) the New Notes are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and do not have the benefit of any registered exchange offer or other registration rights; (ii) the New Notes effectively extend the maturity date of the Existing Notes to December 15, 2018, unless the Company is unable to both (a) complete the exchange of a portion of the Company’s 7.00% Convertible Senior Notes due 2017 issued by the Company and the guarantors thereto on December 15, 2011 (the “Existing Convertible Notes”) for new 5.25% Senior Secured Convertible Notes due 2019 (the “New Convertible Notes”), as agreed with certain holders of the Existing Convertible Notes in private convertible note exchanges (the “Private Convertible Note Exchanges”), on or prior to June 30, 2016 and (b) redeem, on one or more occasions (each, a “Special Redemption”), not less than $27.5 million of aggregate principal amount of the New Notes, using net cash proceeds from sales of assets outside the ordinary course of business (other than proceeds of accounts receivable and inventory (“Designated Asset Sale Proceeds”)) or other permissible funds, on or prior to October 31, 2016, or be required to pay holders of New Notes a penalty (the “Special Redemption Fee”) payable in cash and/or stock, in the Company’s sole discretion (the “Special Redemption Condition”), in which case the maturity date of the New Notes will be September 14, 2017; (iii) the New Notes provide that, whether or not the Special Redemption Condition is satisfied, the Company will have an obligation to effect Special Redemptions using Designated Asset Sale Proceeds and other permissible funds until such time as the aggregate amount of Special Redemptions equals or exceeds $40.0 million (inclusive of the $27.5 million Special Redemption Condition payment); (iv) the New Notes contain modifications to the asset sale covenant providing that the Company shall not use any net proceeds from any sale, transfer or other disposition of any asset outside the ordinary course of business to redeem, repay or prepay the Existing Notes or the Existing Convertible Notes; (v) the New Notes contain a covenant that, following consummation of the Exchange Offer, the Company shall not repay, redeem, prepay, retire, defease or otherwise satisfy the Existing Notes using, directly or indirectly, more than $10.0 million of borrowings under its senior secured credit facility (the “Senior Credit Facility”) (or any indebtedness that is secured by a lien that ranks higher in priority than the liens securing the New Notes and the guarantees thereof); (vi) the granting of a third-priority lien on the collateral securing the New Notes for the benefit of the New Convertible Notes is a permitted lien under the New Indenture; and (vii) the New Notes include an additional event of default if the Company does not complete the Private Convertible Note Exchanges by June 30, 2016, subject to certain exceptions.

The Company will pay interest on the New Notes at a rate of 12.75% per annum in cash semi-annually, in arrears, on June 15 and December 15 of each year, from (and including) the last interest payment date on which interest was paid on the Existing Notes. The New Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Note Guarantors. The New Notes and the related guarantees are secured by a lien on substantially all of the Company’s and the Note Guarantors’ assets, subject to certain exceptions and permitted liens pursuant to the Pledge and Security Agreement, dated as of February 8, 2016, by the Company and the subsidiaries party thereto, in favor of U.S. Bank National Association, as collateral agent for the benefit of the Secured Parties named therein (the “Pledge and Security Agreement”). However, the security interest in such assets that secure the New Notes and the related guarantees are contractually subordinated to liens thereon that secure the Company’s Senior Credit Facility by means of the Amended and Restated Intercreditor Agreement, dated as of February 8, 2016, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the First Lien Secured Parties and U.S. Bank National Association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties (the “Intercreditor Agreement”). The New Notes are also secured by a pledge of capital stock of all of the Company’s domestic subsidiaries and all of the domestic subsidiaries of the Note Guarantors and up to 65% of the voting stock of certain of the Company’s foreign subsidiaries.

At any time, the Company may redeem all or a part of the New Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and the Special Redemption Fee, if applicable, to the redemption date, subject to the rights of holders of New Notes on the relevant record date to receive interest due on the relevant interest payment date.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the New Notes, except that the Company may be required to make one or more Special Redemptions as described above, and, under certain circumstances described below, the Company may be required to offer to purchase New Notes. The Company and its affiliates may at any time and from time to time purchase New Notes in the open market, by tender offer, negotiated transactions or otherwise.

If the Company experiences certain change of control events, the holders of the New Notes will have the right to require the Company to purchase all or a portion of their New Notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, and the Special Redemption Fee, if applicable. In addition, upon certain asset sales, the Company may be required to offer to use the net proceeds thereof to purchase some of the New Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and the Special Redemption Fee, if applicable.

Subject to certain conditions, within 95 days of the end of each fiscal year, the Company must make an offer to purchase New Notes with certain of its excess cash flow, if any, for such fiscal year, commencing with the fiscal year ending December 31, 2016, at 103% of the principal amount thereof, plus accrued and unpaid interest.

The terms of the New Indenture contain numerous covenants imposing financial and operating restrictions on the Company’s business. These covenants place restrictions on the Company’s ability and the ability of its restricted subsidiaries to, among other things, pay dividends, redeem stock or make other distributions or restricted payments; incur indebtedness or issue common stock; make certain investments; create liens; agree to payment restrictions affecting certain subsidiaries; consolidate or merge; sell or otherwise transfer or dispose of assets, including equity interests of certain subsidiaries; enter into transactions with affiliates; enter into sale and leaseback transactions; and use the proceeds of permitted sales of the Company’s assets.

The foregoing descriptions of the New Indenture, the Pledge and Security agreement and the Amended and Restated Intercreditor are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed herewith as Exhibits 4.2, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Amendment to Senior Credit Facility

On February 8, 2016, the Company entered into Amendment No. 3 to Loan and Security Agreement (the “Amendment”), by and among the Company, Advanced Fabricating Technology, LLC, Paramont Machine Company, LLC, Total Plastics, Inc., A. M. Castle & Co. (Canada) Inc., the financial institutions from time to time party to the Loan Agreement as lenders, and Wells Fargo Bank, National Association, in its capacity as agent. The terms of the Amendment permit (i) the Exchange Offer, (ii) the exchange of New Convertible Notes for the Company’s Existing Convertible Notes and (iii) the granting of a third-priority lien to the holders of the New Convertible Notes. All other material terms of the Company’s Senior Credit Facility remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

As previously announced, on February 2, 2016, the Company, the guarantors of the Existing Notes, and U.S. Bank National Association, as trustee and as collateral agent, entered into a supplemental indenture governing the Existing Notes (the “Supplemental Indenture”) in connection with the Exchange Offer and the solicitation of consents to certain proposed amendments (the “Proposed Amendments”) to the Existing Indenture providing for, among other things, elimination of substantially all restrictive covenants and certain events of default in the Existing Indenture and releasing all of the collateral securing the Existing Notes and related guarantees. On February 8, 2016, upon the payment of the consent payment in connection with the early settlement of the Exchange Offer, the Proposed Amendments to the Existing Indenture became operative in accordance with the terms of the Supplemental Indenture.

The foregoing is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.2 to the Company’s Form 8-K filed on February 3, 2016 and incorporated herein by reference.

Item 8.01 Other Events.

On February 9, 2016, the Company announced that it had entered into an agreement with one of its large equity holders and one of its large public debt holders (the “Agreement”) resulting in additional support for the Exchange Offer. As a result of the Agreement and upon completion of the Exchange Offer, $206,302,000 aggregate principal amount (or 98.24%) of the total $210,000,000 aggregate principal amount of Existing Notes will be exchanged for New Notes, leaving $3,698,000 aggregate principal amount of the Existing Notes with a maturity of December 15, 2016.

The Agreement provides that a company affiliated with W.B. & Co. and FOM Corporation, which together hold in the aggregate approximately 28% of the Company’s outstanding common stock and have two representatives serving on the Company’s board of directors (collectively, the “Significant Equity Holder”), agreed to purchase $34,728,000 aggregate principal amount of Existing Notes from a significant holder of the Company’s public debt (the “Significant Debt Holder”). As part of the Agreement, the Significant Debt Holder agreed to tender and not withdraw prior to the expiration of the Exchange Offer the remaining $23,152,000 aggregate principal amount of Existing Notes that it holds. In addition, pursuant to a separate letter agreement with the Company (the “Letter Agreement”), the Significant Equity Holder has agreed to tender and not withdraw prior to the expiration of the Exchange Offer the Existing Notes it has agreed to purchase. In consideration of these agreements to participate in the Exchange Offer, the Company has agreed to pay to the Significant Equity Holder and the Significant Debt Holder the consent payment provided for in the Exchange Offer and to reimburse their reasonable legal fees.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

The complete terms and conditions of the Exchange Offer are set forth in confidential offering memorandum and consent solicitation statement dated January 15, 2016. The Exchange Offer will expire at 11:59 p.m. New York City time on February 12, 2016, unless extended. The Exchange Offer is being made, and the New Notes will be issued, only to holders of Old Notes that are (i) “qualified institutional buyers” as that term is defined in Rule 144A under the Securities Act, or QIBs, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, (ii) institutional investors which are “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act or (iii) not a “U.S. Person” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.2	Indenture, dated as of February 8, 2016, among A.M. Castle & Co., the Guarantors, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent.
10.4
Pledge and Security Agreement, dated as of February 8, 2016, by A.M. Castle & Co., and its subsidiaries that are party thereto, in favor of U.S. Bank National Association, as collateral agent for the benefit of the Secured Parties named therein.

10.5
Amended and Restated Intercreditor Agreement, dated as of February 8, 2016, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the First Lien Secured Parties and U.S. Bank National Association, a national banking association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties.

10.6
Amendment No. 3 to Loan and Security Agreement, by and among the Company, Advanced Fabricating Technology, LLC, Paramont Machine Company, LLC, Total Plastics, Inc., A. M. Castle & Co. (Canada) Inc., the financial institutions from time to time party to the Loan Agreement as lenders, and Wells Fargo Bank, National Association, in its capacity as agent

10.7	Letter Agreement, dated February 8, 2016, between A.M. Castle & Co. and SGF, LLC
99.1	Press Release issued by A.M. Castle & Co. on February 9, 2016.

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that the Company expects to achieve from recently announced corporate initiatives, including facility closures and organizational changes.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

February 11, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
4.2	Indenture, dated as of February 8, 2016, among A.M. Castle & Co., the Guarantors, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent.	EX-1-
10.4
Pledge and Security Agreement, dated as of February 8, 2016, by A.M. Castle & Co., and its subsidiaries that are party thereto, in favor of U.S. Bank National Association, as collateral agent for the benefit of the Secured Parties named therein.
EX-140-
10.5
Amended and Restated Intercreditor Agreement, dated as of February 8, 2016, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the First Lien Secured Parties and U.S. Bank National Association, a national banking association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties.
EX-206-
10.6
Amendment No. 3 to Loan and Security Agreement, by and among the Company, Advanced Fabricating Technology, LLC, Paramont Machine Company, LLC, Total Plastics, Inc., A. M. Castle & Co. (Canada) Inc., the financial institutions from time to time party to the Loan Agreement as lenders, and Wells Fargo Bank, National Association, in its capacity as agent
EX-251-
10.7	Letter Agreement, dated February 8, 2016, between A.M. Castle & Co. and SGF, LLC	EX-271-
99.1	Press Release issued by A.M. Castle & Co. on February 9, 2016.	EX-274-